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EXHIBIT 21.1

SUBSIDIARIES OF YAHOO! INC.

Name	Jurisdiction of Incorporation	Percent Ownership if Less Than 100%

Yahoo! UK Limited	United Kingdom	70%
Yahoo! Holdings Limited	United Kingdom
Yahoo! France SAS	France	70%
Yahoo! (Deutschland) GmbH	Germany	70%
Yahoo! Pte Ltd	Singapore
Yahoo! Switzerland GmbH	Switzerland
Yahoo! Danmark ApS	Denmark
Yahoo! Norway AS	Norway
Yahoo! Sverige AB	Sweden
Yahoo! Korea Corporation	Korea	67%
Yahoo! Iberia SL	Spain
Yahoo! Holdings (Hong Kong) Ltd.	Hong Kong
Yahoo! Do Brasil Internet Ltda	Brazil
Yahoo! de Mexico, S.A. de C.V.	Mexico
Yahoo! Australia and NZ PTY Ltd.	Australia
Yahoo! Japan Corporation	Japan	34%
Yahoo! Canada Co.	Canada Co.
Yahoo! de Argentina S.R.L.	Argentina
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings L.L.C	Cayman Islands
Yahoo! Europe Limited	United Kingdom
Yahoo! Italia S.R.L.	Italy
Yahoo! Web Services India Private Limited	India
Yahoo! Cayman Islands (Asia) Holdings Limited	Cayman Islands
Yahoo! Asia (China) Holdings Limited	British Virgin Islands
Yahoo! China Holding Company Limited	British Virgin Islands
Yahoo! Netherlands BV	Netherlands
Yahoo! (Shanghai) International Technology Co. Ltd	Hong Kong
E-Com Management N.V.	Netherlands, Antilles
eGroups GmbH	Germany
Sold.com.au Pty Limited	Australia
GeoCities Canada	Canada
eGroups International Ltda.	Brazil
eGroups International (Canada) Inc.	Canada
Y! Custom Solutions	Korea
Yahoo! Software Development India Private Limited	India
Inktomi Limited	United Kingdom
Inktomi Japan KK	Japan
Inktomi Korea Corporation	Korea
Inktomi Australia Pty Limited	Australia
Inktomi Canada Corporation	Canada
Inktomi S.A.S.	France
Inktomi Italy	Italy
HotJobs Canada Inc.	Canada
HotJobs.com Australia Pty Ltd.	Australia

HotJobs Limited	United Kingdom
Resumix Pty Limited	Australia
Resumix Limited	United Kingdom
Resumix Canada Inc.	Canada
Overture Services Limited	United Kingdom
Overture Services Europe, Ltd.	Cayman Islands
Overture Services IP Ltd.	Cayman Islands
Overture Search Services Limited	Ireland
Overture Search Services Holdco Limited	Ireland
Overture Search Services Asia, Limited	Ireland
Overture Services Europe B.V.	Netherlands
Overture Services GmbH	Germany
Overture Services, Inc.	Canada
Overture Spain S.L.	Spain
Overture Services, S.R.L.	Spain
Overture S.A.R.L.	France
Overture Korea CH	Korea
Overture Services YH	Korea
Overture K.K.	Japan
Overture Services Japan Y.K.	Japan
Overture Services Norway AS	Norway
Overture Server Services Limited	Ireland
Overture Marketing Services Limited	Ireland
Overture Services Australia Pty Ltd.	Australia
Overture Search Services Pty Ltd.	India
Overture Services Canada Corp.	Canada
Yahoo! International Branch Holdings, Inc.	California
Yahoo! International Subsidiary Holdings, Inc.	California
Yahoo! Europe International LLC	Delaware	70%
Yahoo! International Acquisition Holdings, Inc.	Delaware
Indigo Acquisition Corporation	California
Broadcast.com	Delaware
Y! San Diego Corp. (f/k/a "Simple Network Communications, Inc.)	California
Yalge Network	Korea	25%
Innovative Systems Services Group, Inc.	California
Arthas.com, Inc.	Delaware
Vivasmart, Inc.	Delaware
eGroups, Inc.	Delaware
EGroups International, Inc	Delaware
C2B Technologies, Inc.	Delaware
Impulse!Buy Network, Inc.	California
WebSpective Software	Delaware
Ultraseek Corporation	California
FastForward Networks,Inc.	Delaware
eScene Networks, Inc.	Delaware
Quiver, Inc.	Delaware
Overture Services, Inc.	Delaware
Aurora I, LLC	Delaware

AV-RB Holdings, Inc.	Delaware
Shopping.com	California
Transium Corporation	Delaware
Keylime Software, Inc.	Delaware
Kimo.com (Cayman Corporation)	Cayman Islands
Kimo.com.hk.Limited	Hong Kong
Yahoo! Taiwan, Inc.	Taiwan
eGroups International (Thailand) Company Limited	Thailand
LAUNCH Media, Limited	United Kingdom
LAUNCH Media, Inc.	Delaware
Ivy Acquisition Corp.	Georgia
LAUNCH Networks, Inc.	Delaware
LAUNCH Radio Networks, Inc.	Delaware
ONElist, Inc.	California
HotJobs.com, Ltd.	Delaware
Yahoo! Realty, Inc.	California
Resumix, Inc.	Delaware
Inktomi Corporation	Delaware
Ebert Acquisition Corporation	Delaware
Alta Vista Internet Holdings Consolidated	Ireland
Alta Vista Internet Operations	Ireland
Alta Vista Internet Solutions	Ireland

BRANCHES OF YAHOO! INC.

Name	Jurisdiction of Registration

Yahoo! International Branch Holdings, Inc.	Taiwan
Yahoo! International Branch Holdings, Inc.	Hong Kong
eGroups, International Inc.	Malaysia
eGroups, International Inc.	Netherlands
Inktomi Hong Kong	Hong Kong
Inktomi Corporation	Shanghai

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  SUBSIDIARIES OF YAHOO! INC.
  BRANCHES OF YAHOO! INC.